UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - November 20, 2009

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
101 College Road East
Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 228-8210

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 20, 2009, NUCRYST Pharmaceuticals Corp. (the “Corporation”) announced that a Special Meeting of Shareholders will be held on Monday, December 21, 2009.  The purpose of the Meeting is to consider approval of two special resolutions.  The first special resolution is to approve and authorize the sale of all or substantially all of the assets of NUCRYST, substantially on the terms provided for in the asset purchase agreement dated November 10, 2009 among the NUCRYST Pharmaceuticals Corp., NUCRYST Pharmaceuticals Inc., Smith & Nephew Inc. and Smith & Nephew (Overseas) Limited.

If the first special resolution is approved, shareholders will be asked to consider a second special resolution approving the amalgamation of the Corporation with 1499642 Alberta Ltd., a wholly-owned subsidiary of The Westaim Corporation substantially on the terms and conditions provided for in the amalgamation agreement dated November 10, 2009 between the NUCRYST and 1499642 Alberta Ltd.

The Special Meeting will be held at the offices of Bennett Jones LLP, Suite 4500, 855 2nd Street S.W., Calgary, Alberta at 10:00 a.m. MST.

A copy of the press release announcing the Special Meeting of the Shareholders is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated November 20, 2009, entitled “NUCRYST Announces Special Meeting of Shareholders.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.

	By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary
Dated: November 25, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated November 20, 2009, entitled “NUCRYST Announces Special Meeting of Shareholders.”